                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We hereby consent to the use of our reports and the reference to our firm under the caption "Experts" and to the use of our report dated October 8, 1998 (except Notes 14 and 15, as to which the dates are December 9, 1998 and April 6,
1999) in the Registration Statement (Form S-4 No. 333-00000) and related Proxy Statement/Prospectus of Florafax International, Inc. for the registration of 28,052,878 shares of its common stock filed with the Securities and Exchange Commission.

                                               /s/ ERNST & YOUNG LLP

                                      ------------------------------------------
                                                  Ernst & Young LLP

Tampa, Florida
April 9, 1999